EXHIBIT 4

                             Michael K. Hair, P.C.
                                Attorney at Law
                             7407 E. Ironwood Court
                           Scottsdale, Arizona 85258

                              Tel. (602) 443-9657
                               Fax (602) 443-1908


                                                                December 7, 1998


G Richard Smith, Chairman
Coronado Industries, Inc.
16929 E. Enterprise Drive, Suite 202
Fountain Hills, AZ  85268

     Re:  Payment for Legal Services

Dear Mr. Smith:

     I have represented your company as securities counsel since May 1997. Attached is my bill for the month of November 1998 which shows a balance due of $8,751.45. My present fee arrangement is that I will charge your company no more than $12,000 per month for all legal services performed, irrespective of the number of hours worked.

     Your company has agreed that through January 31, 1999 I may elect to receive compensation for my legal services provided in November and December 1998 to your company in the form of unrestricted common stock at the lower of the bid price on the date of issuance or $.40 per share for up to 80,000 shares.

G Richard Smith
December 7, 1998
Page 2

     If Company agrees to these payment terms, please execute this letter agreement in the space provided below and return a copy to me.

                                        Very truly yours,

                                        Michael K. Hair, P.C.


                                   By:  /s/ Michael K. Hair
                                        ----------------------------------
                                        Michael K. Hair, President


     Coronado Industries, Inc. hereby agrees to the payment terms described above.

                                        Coronado Industries, Inc.


                                   By:  /s/ G Richard Smith
                                        ----------------------------------
                                        G Richard Smith, Chairman